EXECUTION VERSION

                                  EXHIBIT 99.1
                                  ------------

                            PATENT SECURITY AGREEMENT
                            -------------------------

                This PATENT SECURITY AGREEMENT, dated as of October 25, 2004 (as may be amended, restated, supplemented or otherwise modified from time to time, this "AGREEMENT"), is made by INNAPHARMA, INC., a Delaware corporation and TETRAGENEX PHARMACEUTICALS, INC. (collectively, the "GRANTORS" and each individually, a "GRANTOR") in favor of KBC BANK N.V., as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") for the Secured Parties (as defined below).

                                    RECITALS

                WHEREAS, the Grantors have entered into a secured promissory note, dated as of the date hereof (as amended, restated, supplemented, or otherwise modified from time to time, the "NOTE"), in favor of the Lenders party thereto and KBC Bank N.V. as the administrative agent;

                WHEREAS, it is a condition precedent to the obligations of the Lenders to extend credit under the Note that the Grantors shall have executed and delivered this Agreement; and

                WHEREAS, this Agreement is supplemental to the provisions contained in the Note and, in the event of an inconsistency among them, the Note shall control over this Agreement;

                NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantors agree as follows:

                                    AGREEMENT
                                    ---------

Section 1.      DEFINITIONS AND RULES OF INTERPRETATION.

                1.1 TERMS DEFINED IN THE NOTE. All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Note.

                1.2 CERTAIN DEFINED TERMS. Unless the context otherwise requires, the following capitalized terms when used in this Agreement shall have the following meanings:

                "AGREEMENT" has the meaning set forth in the preamble hereto.

                "ASSIGNEE" means the assignee designated under the Assignment of Patents.

                "ASSIGNMENT OF PATENTS" has the meaning set forth in SECTION 2.2 herein.

                "COLLATERAL" has the meaning set forth in SECTION 2.1 herein.

                "GOVERNMENTAL RULE" means any law, rule, regulation, ordinance, order, code interpretation, treaty, judgment, decree, directive, guideline, policy or similar form of decision of any Governmental Authority.

                "GRANTOR" has the meaning set forth in the preamble hereto.

                "ISSUED PATENTS" means all present or, to the extent pertaining to any compound or other technology developed by either Grantor on or prior to the date hereof, future letters patent of the United States or any other country or group of countries or any political subdivision of any of the foregoing, all reissues and extensions thereof and all divisions, continuations and continuations-in-part thereof, including any of the foregoing referred to in SCHEDULE A.

                "NOTE" has the meaning provided in the recitals hereto.

                "PATENT APPLICATIONS" means all present or, to the extent pertaining to any compound or other technology developed by either Grantor on or prior to the date hereof, future applications for letters patent of the United States or any other country or group of countries or any political subdivision of any of the foregoing, including any of the foregoing referred to in SCHEDULE A.

                "PATENT LICENSES" means all agreements, (whether or not in writing), providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by any Issued Patent, Patent Application or Patent Right.

                "PATENT RIGHTS" means any and all past, present or future rights in, to and associated with the Issued Patents, Patent Applications and, to the extent pertaining to any compound or other technology developed by either Grantor on or prior to the date hereof, other rights of inventions throughout the world, whether arising under federal law, state law, common law, foreign law or otherwise, including the following: (a) all rights issuing from any provisional, divisional, renewal, substitute, continuation, reexamination and reissue applications based in whole or in part on the Issued Patents and Patent Applications; (b) all Patent Licenses and all income and royalties with respect thereto; (c) the right (but not the obligation) to register claims under any state, federal or foreign patent law or regulation; (d) the right (but not the obligation) to sue and defend in the name of either Grantor or the Administrative Agent for any and all past, present and future infringements of or any other damages or injury to Issued Patents or rights under Patent Licenses, and the rights to damages or profits due or accrued arising out of or in connection with any such past, present or future infringement, damage or injury; (e) the right (but not the obligation) to apply for and prosecute Patent Applications in the name of any Grantor or the Administrative Agent and to take any and all actions necessary or appropriate to maintain such applications in effect, and (f) all proceeds of the foregoing.

                "PROCEEDS" has the meaning provided in Section 9-102 of the UCC

                "PTO" means the United States Patent and Trademark Office.

                "SECURED PARTIES" means the Lenders and the Administrative Agent. "Secured Party" means any of the Secured Parties.

                1.3 RULES OF INTERPRETATION. Unless otherwise provided herein, the rules of interpretation set forth in SECTION 1 of the Note shall be applicable to this Agreement.

Section 2.      GRANT OF SECURITY INTEREST.

                2.1 SECURITY INTEREST. Each Grantor hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a first priority security interest in all of the following property now owned or at any time hereafter acquired by such Grantor, or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "COLLATERAL"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor's obligations under the Note and other Loan
Documents:

                        (a)     all Issued Patents;

                        (b)     all Patent Applications;

                        (c)     all Patent Rights;

                        (d)     all Patent Licenses; and

                        (e) to the extent not otherwise included, all Proceeds of any and all of the foregoing (including license royalties, rights to payment, accounts and proceeds of infringement suits) and, to the extent not otherwise included, all payments under insurance (whether or not a Secured Party is the loss payee thereof) or any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to the foregoing;

PROVIDED, HOWEVER, that notwithstanding any of the other provisions set forth in this SECTION 2.1, this Agreement shall not constitute a grant of a security interest in any property to the extent that such grant of a security interest in such particular property is prohibited by any Governmental Rule, except to the extent that such Governmental Rule providing for such prohibition is ineffective under applicable law to prevent the attachment of the security interest granted hereunder; PROVIDED, HOWEVER, that such security interest shall attach immediately at such time as such Governmental Rule shall no longer cause such prohibition and, to the extent such Governmental Rule is severable, the security interest granted hereby shall attach immediately to any portion of any contractual obligation or other property that is not prohibited under such Governmental Rule, including with respect to any proceeds of such property.

                2.2     AUTHORIZATION TO FILE; POWER OF ATTORNEY.

                (a) Each Grantor hereby authorizes and ratifies the filing of any financing statements, continuation statements, assignments, certificates, and other documents and instruments with respect to the Collateral (including any such filing made prior to the date of this agreement) pursuant to the UCC and otherwise as may be necessary or reasonably requested by Administrative Agent to perfect or from time to time to publish notice of, or continue or renew the security interests granted hereby or under the Note (including, such financing statements, continuation statements, certificates, and other documents as may be necessary or desirable to perfect a security interest in any additional property or rights hereafter acquired by such Grantor or in any replacements, products or proceeds thereof), in each case in form and substance satisfactory to Administrative Agent. Each Grantor shall execute any of the foregoing financing statements and other documents upon the request of Administrative Agent. Such financing statements and other documents may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as Administrative Agent may determine is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to Administrative Agent herein or under the Note.

                (b) Each Grantor hereby grants to the Administrative Agent a power of attorney for the purpose of allowing the Administrative Agent to execute on such Grantor's behalf such further documentation as the Administrative Agent may deem necessary or desirable to effectuate the first priority security interest granted hereunder. Each Grantor shall execute any additional documentation necessary to provide such power of attorney to the Administrative Agent in connection herewith, including any such similar actions as may be required under any Governmental Rule in any jurisdiction.

Section 3.      NO TRANSFER OR INCONSISTENT AGREEMENTS.

                Except with the Administrative Agent's prior written consent, no Grantor will (a) mortgage, pledge, assign, encumber, grant a security interest (other than a security interest that is expressly subordinated and junior to the security interest created hereunder) in, transfer, license or alienate any of the Collateral, or (b) enter into any agreement (whether within or outside the ordinary course of such Grantor's business) that is inconsistent with the Grantors' obligations under this Agreement or the Note.

Section 4.      AFTER-ACQUIRED PATENTS, ETC.

                4.1 AFTER-ACQUIRED PATENTS. If, prior to the termination of his Agreement in accordance with SECTION 9, any Grantor shall obtain an ownership interest in any Patent Application or Issued Patent, including without limitation any reissue, division, or continuation of any Issued Patent, then the provisions of this Agreement shall automatically apply thereto and same shall be deemed to be Grantor's Patent Applications and Grantor's Issued Patents, respectively, and such Grantor shall promptly provide to the Administrative Agent notice thereof in writing and execute and deliver to the Administrative Agent such documents or instruments as the Administrative Agent may reasonably request further to implement, preserve or evidence the Administrative Agent's interest therein.

                4.2 AMENDMENT TO SCHEDULE. Each Grantor authorizes the Administrative Agent to modify this Agreement and the Assignments of Patents, without the necessity of such Grantor's further approval or signature but subject to the Administrative Agent having sent notice to the Grantors of any such modification, by amending SCHEDULE A hereto and the ANNEX to each Assignment of Patents to include any future or other Grantor's Patent Applications or Grantor's Issued Patents that become part of the Collateral under SECTION 2 or SECTION 4.1. Notwithstanding the foregoing, no failure to so modify SCHEDULE A hereto or the Annex to each Assignment of Patents or to provide such notice to the Grantors shall in any way affect, invalidate or detract from the Secured Parties' continuing security interest in all Collateral, whether or not listed on SCHEDULE A.

Section 5.      PATENT PROSECUTION.

                Without limiting the Administrative Agent's rights or remedies under, and subject to each Grantor's obligations under, the Note and other Loan Documents, each Grantor shall have and maintain full and complete responsibility for the prosecution, defense, enforcement or any other commercially reasonable actions in connection with the Collateral and have the right to take, and shall take, all necessary steps to prosecute, defend, enforce, maintain and pursue such Grantor's Issued Patents and Grantor's Patent Applications.

Section 6.      REMEDIES.

                6.1     GENERALLY.

                (a) Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent shall have all of the remedies set forth in the Note and the other Loan documents or otherwise available to it at law or in equity. In addition to the foregoing, upon the occurrence and during the continuation of an Event of Default, the Administrative Agent may pursue any of the following remedies separately, successively or simultaneously:

                                (i) the Administrative Agent may exercise in respect of the Collateral, all the rights and remedies of the Administrative Agent on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any obligation under the Note or any other Loan Document of either Borrower then owing, whether by acceleration or otherwise;

                                (ii)    the Administrative Agent may require
                either Grantor to (and each Grantor hereby agrees that it shall at its expense and promptly upon request of the Administrative Agent forthwith) grant, assign, convey or otherwise transfer to the Administrative Agent or Administrative Agent's designee all of such Grantor's right, title and interest in and to the Collateral and shall execute and deliver to the Administrative Agent such agreements, documents and other instruments as are necessary or appropriate to carry out the intent and purposes of this agreement;

                                (iii) the Administrative Agent may, without notice except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Administrative Agent's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Administrative Agent may deem commercially reasonable; and

                                (iv) the Administrative Agent shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of either Grantor, the Administrative Agent or otherwise, in the Administrative Agent's sole discretion, to enforce any Patent Right, in which event such Grantor shall, at the request of the Administrative Agent, do any and all lawful acts and execute any and all documents required by the Administrative Agent in aid of such enforcement and such Grantor shall promptly, upon demand, reimburse and indemnify the Administrative Agent as provided in
                SECTION 10, and, to the extent that the Administrative Agent shall elect not to bring suit to enforce any Patent Right as provided in this Section, each Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement of any of the Patent Rights by others and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing as shall be necessary to prevent such infringement;

                (b) The Administrative Agent or any other Secured Party may be the purchaser of any or all of the Collateral at any public sale in accordance with the UCC and if the Administrative Agent acts as such purchaser, it shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the amounts owed by the Borrower hereunder or under the Note as a credit on account of the purchase price for any Collateral payable by the Administrative Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of either Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least 10 days notice to such Grantor of the time and place of any public sale is to be made or at least 20 days notice to such Grantor of the time after which a private sale is to be made shall constitute reasonable notification. Upon receipt of such notice and prior to the date specified in such notice, either Grantor shall be permitted to redeem the Note by making payment in full in cash of all remaining obligations of the Grantors under the Note and this Agreement. Such right may be assigned by Grantors. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor hereby waives any claims against the Administrative Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Administrative Agent accepts the first offer received and does not offer such Collateral to more than one offeree. Each Grantor further agrees that a breach of any of the covenants contained in this SECTION 6 will cause irreparable injury to the Administrative Agent, that the Administrative Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this SECTION 6 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the obligations under the Note becoming due and payable prior to their stated maturities. Nothing in this SECTION 6 shall in any way alter the rights of the Administrative Agent hereunder.

                (c) The Administrative Agent may sell the Collateral without giving any warranties as to the Collateral. The Administrative Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely effect the commercial reasonableness of any sale of the Collateral.

                (d) The Administrative Agent shall have no obligation to marshall any of the Collateral.

                (e) the Administrative Agent shall have the right to notify, or require each Grantor to notify, any obligors with respect to amounts due or to become due to such Grantor in respect of the Collateral, of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to the Administrative Agent, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done;

                                (i)     all amounts and proceeds (including
                checks and other instruments) received by either Grantor in respect of amounts due to such Grantor in respect of the Collateral or any portion thereof shall be received in trust for the benefit of the Administrative Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement) to be applied as provided by SECTION 6.2; and

                                (ii)    Grantors shall not adjust, settle or
                compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

                (f) Solely for the purpose of enabling the Administrative Agent to exercise rights and remedies under this SECTION 6 and at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Administrative Agent, to the extent it has the right to do so, an irrevocable, nonexclusive worldwide license (exercisable without payment of royalty or other compensation to such Grantor) to use, operate under, license, or sublicense any Patent Right now or hereafter owned by or licensed to such Grantor.

                6.2 APPLICATION OF PROCEEDS. Except as expressly provided elsewhere in this Agreement, all proceeds received by the Administrative Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by the Administrative Agent against, the obligations of the Borrowers hereunder and under the Note in the following order of priority: first, to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to the Administrative Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by the Administrative Agent in connection therewith, and all amounts for which the Administrative Agent is entitled to indemnification hereunder (in its capacity as the Administrative Agent) and all advances made by the Administrative Agent hereunder for the account of the applicable Grantor, and to the payment of all costs and expenses paid or incurred by the Administrative Agent in connection with the exercise of any right or remedy hereunder or under any Loan Document, all in accordance with the terms hereof or thereof; second, to the extent of any excess of such proceeds, to the payment of all other obligations of the Borrowers hereunder and under the Note for the ratable benefit of each Secured Party; and third, to the extent of any excess of such proceeds, to the payment to or upon the order of such Grantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

                6.3 SALES ON CREDIT. If Administrative Agent sells any of the Collateral upon credit, Grantor will be credited only with payments actually made by purchaser and received by Administrative Agent and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Administrative Agent may resell the Collateral and the Grantors shall be credited with proceeds of the sale.

                6.4 ASSIGNMENT OF PATENTS. Each Grantor acknowledges that the Administrative Agent has the right, upon the occurrence and during the continuance of an Event of Default, pursuant to the power of attorney granted the Administrative Agent hereunder, to complete, execute and record with the PTO or other Governmental Authority one or more assignments of patents on behalf of such Grantor for the sole purpose of effecting the Administrative Agent's exercise of its remedies under this SECTION 6 or SECTION 6 of the Note. In furtherance of the foregoing, each Grantor shall execute and deliver to the Administrative Agent (simultaneously with the delivery of this Agreement to the Administrative Agent) five or more originals of an assignment of

Collateral ("ASSIGNMENT OF PATENTS") substantially in the form attached as EXHIBIT A, for the sole purpose of effecting the Administrative Agent's exercise of its remedies under this SECTION 6 or SECTION 6 of the Note. Upon the occurrence and during the continuation of any Event of Default (but subject to the last sentence of SECTION 6 of the Note), the Administrative Agent may (a) insert the name of the Assignee under the Assignment of Patents (which Assignee may be the Administrative Agent or any other Person identified by the Administrative Agent), (b) have the Assignee execute the Assignment of Patents and (c) record (or cause to be recorded) the Assignment of Patents with the PTO or other Governmental Authority. In connection with any action taken in pursuant to the preceding sentence, the Administrative Agent (or any Assignee) may attach a copy of SCHEDULE A to this Agreement (with any changes necessary to conform such schedule to the Assignment of Patents and as may be necessary to allow partial sales of the Collateral) to the Assignment of Patents as ANNEX A thereto. The Grantors shall promptly execute and deliver to the Administrative Agent any other assignment or transfer documentation requested by the Administrative Agent in order to effect any sale of any of the Collateral made pursuant to the terms of this Agreement.

                6.5     INTENTIONALLY OMITTED.

Section 7.      ADMINISTRATIVE AGENT MAY PERFORM.

                If either Grantor fails to perform any of its obligations under the Note, this Agreement or any other Loan Document, the Administrative Agent may itself perform, or cause performance of, such agreement, and, with respect to any such action taken when an Event of Default exists, the expenses of the Administrative Agent incurred in connection therewith (including any attorneys fees) shall be payable by the Grantors. Such expenses shall be payable solely by the Grantors and shall not reduce the amount due hereunder or the amount of any Cash Payment.

Section 8.      FURTHER ASSURANCES.

                Each Grantor shall, at any time and from time to time, and at its expense (except that such Grantor shall not be responsible for filing fees), make, execute, acknowledge and deliver, and file and record as necessary or appropriate with Governmental Authorities, such agreements, assignments, documents and instruments, and do such other and further acts and things (including, without limitation, obtaining consents of third parties), as the Administrative Agent may request and as may be necessary or desirable in order to implement and effect fully the intentions, purposes and provisions of this Agreement, or to assure and confirm to the Administrative Agent the grant, perfection and priority of the Administrative Agent's security interests in the Collateral.

Section 9.      TERMINATION.

                Upon the indefeasible payment in full in cash of all amounts owed by the Grantors under the Note, this Agreement and any other Loan Document, this Agreement shall terminate and the Administrative Agent shall, upon the written request and at the expense of the respective Grantors, execute and deliver to such Grantors all releases, deeds, assignments and other instruments as may be necessary or proper to release the security interest granted herein and to reassign and reconvey to and re-vest in the Grantors the entire right, title and interest to the Collateral previously granted, assigned, transferred and conveyed to the Administrative Agent by the Grantors pursuant to this Agreement, as fully as if this Agreement had not been made, subject to any disposition of all or any part thereof that may have been made by the Administrative Agent pursuant to the Note, this Agreement or any other Loan Document.

Section 10.     EXPENSES.

                Upon the occurrence and during the continuation of an Event of Default, any and all fees, costs and expenses of whatever kind or nature, including attorneys' fees and expenses, incurred by the Administrative Agent in connection with the enforcement of the Administrative Agent's or any Lender's rights under the Note, this Agreement or any other Loan Document (including the Administrative Agent's rights under SECTION 7 hereof) shall be borne and paid by the Grantors. All other fees, costs and expenses of the Administrative Agent shall be reimbursed by the Grantors in accordance with SECTION 10 of the Note.

Section 11.     OVERDUE AMOUNTS.

                Until paid, all amounts due and payable by the Grantors hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, at the rate of interest set forth in the Note.

Section 12.     NO ASSUMPTION OF LIABILITY; INDEMNIFICATION.

                NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, NEITHER THE ADMINISTRATIVE AGENT NOR ANY OTHER SECURED PARTY ASSUMES ANY LIABILITIES OF ANY GRANTOR WITH RESPECT TO ANY CLAIM OR CLAIMS REGARDING SUCH GRANTOR'S OWNERSHIP OR PURPORTED OWNERSHIP OF, OR RIGHTS OR PURPORTED RIGHTS ARISING FROM, ANY OF THE COLLATERAL OR ANY USE, LICENSE OR SUBLICENSE THEREOF, WHETHER ARISING OUT OF ANY PAST, CURRENT OR FUTURE EVENT, CIRCUMSTANCE, ACT OR OMISSION OR OTHERWISE. ALL OF SUCH LIABILITIES SHALL BE EXCLUSIVELY THE RESPONSIBILITY OF SUCH GRANTOR, AND SUCH GRANTOR SHALL INDEMNIFY THE ADMINISTRATIVE AGENT AND THE OTHER SECURED PARTIES FOR ANY AND ALL COSTS, EXPENSES, DAMAGES AND CLAIMS, INCLUDING LEGAL FEES, INCURRED BY THE ADMINISTRATIVE AGENT OR ANY OTHER SECURED PARTY WITH RESPECT TO SUCH LIABILITIES; PROVIDED, HOWEVER, THAT NOTHING HEREIN SHALL LIMIT ANY DUTY THAT THE ADMINISTRATIVE AGENT OR ANY OTHER SECURED PARTY MAY HAVE UNDER APPLICABLE LAW TO ACT IN A COMMERCIALLY REASONABLE MANNER.

Section 13.     MISCELLANEOUS

                13.1 SUCCESSORS AND ASSIGNS; THIRD PARTY BENEFICIARIES. This Agreement shall be binding upon and inure to the benefit of the Administrative Agent and each Grantor and, in each case, the respective successors and assigns of such party. Notwithstanding the foregoing, no Grantor may assign this Agreement in whole or in part without the prior written consent of the Administrative Agent and each Lender. Each of the Lenders (including the successors and assigns thereof) shall be a third party beneficiary to this Agreement and there shall be no other third party beneficiaries to this Agreement.

                13.2 GOVERNING LAW; CONSENT TO JURISDICTION. This agreement shall be governed by, and construed in accordance with, the law of the state of New York, without regard to conflicts of laws provisions (other than section 5-1401 of the New York General Obligations Law).

                13.3 AMENDMENT AND WAIVER. This Agreement is subject to modification only by a writing signed by the Administrative Agent and otherwise in accordance with the Note. No party hereto shall be deemed to have waived any right hereunder unless such waiver shall be in writing and signed by the waiving party. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. No failure or delay on the part of the Administrative Agent or any Lender in exercising any power, right or privilege under this Agreement shall preclude any further exercise thereof or the exercise of any other power, right or privilege.

                13.4 WAIVER OF JURY TRIAL. THE PARTIES HERETO HERBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE PARTIES HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDERS TO ACCEPT THE NOTE IN PARTIAL SATISFACTION OF THE OBLIGATIONS OWED BY THE GRANTORS TO THE LENDERS.

                13.5 HEADINGS. The section headings and subheadings used in this Agreement are used convenience only and are not to be considered in construing or interpreting this Note.

                13.6 NOTICES. All notices and other communications called for hereunder shall be made or given in the manner set forth in clause (e) of
SECTION 13 of the Note.

                13.7 NO WAIVER. No failure or delay on the part of the Administrative Agent in exercising any power, right or privilege under this Agreement shall operate as a waiver thereof, and no single or partial exercise of any such power, right or privilege shall preclude any further exercise thereof or the exercise of any other power, right or privilege.

                13.8 SEVERABILITY. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein.

                13.9 RECEIPT BY GRANTORS. Each Grantor acknowledges receipt of a copy of this Agreement.

                13.10 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts (including by facsimile), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                         [SIGNATURES BEGIN ON NEXT PAGE]

               IN WITNESS WHEREOF, this Patent Security Agreement has been executed as of the day and year first above written.



                                        INNAPHARMA, INC., as Grantor



                                        By:
                                             -----------------------------------
                                            Name:
                                            Title:


                                      S-1
                [Patent Collateral Security and Pledge Agreement]

                IN WITNESS WHEREOF, this Patent Security Agreement has been executed as of the day and year first above written.



                                        TETRAGENEX PHARMACEUTICALS,
                                        INC., as Grantor



                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                      S-2
                [Patent Collateral Security and Pledge Agreement]

                IN WITNESS WHEREOF, this Patent Security Agreement has been executed as of the day and year first above written.



                                        KBC BANK N.V., as Administrative Agent



                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                      S-3
                [Patent Collateral Security and Pledge Agreement]

                                   SCHEDULE A
                        TO THE PATENT SECURITY AGREEMENT

                                                                 SERIAL  NO.    PATENT NO.
COUNTRY            TITLE                                         FILING DATE    ISSUE DATE    CURRENT STATUS
============================================================================================================================
United States      Tri-, Tetra-, Penta-, and Polypeptides and     08/238,089     5,589,460    Granted.  Maintenance fee due
                   their Use as an Anti-Depressant Agent           05/04/94       12/31/96    June 30, 2004.

United States      Method for Treatment of Pain                   08/424,866     5,721,207    Issued
                                                                   04/18/95       02/24/98

United States      Tri-, Tetra-, Penta-, and Polypeptides and     08/432,651     5,767,083    Granted.  Maintenance fee due
                   their Use as an Anti-Depressant Agent           05/02/95       06/16/98    December 16, 2005.

United States      Peptides Inhibiting the Oncogenic Action of    08/531,525     5,840,683    Issued
                   P21 RAS                                         09/21/95       11/24/98

United States      Peptidomimetics Inhibiting the Oncogenic       08/718,270     5,910,478    Issued
                   Action of P21 Ras                               09/20/96       06/08/99

United States      Peptidomimetics for the Treatment of HIV       08/807,473     5,990,172    Issued
                   Infection                                       02/27/97       11/23/99

United States      Tri-, Tetra-, Penta-, and Polypeptides and     08/962,962     6,093,797    Granted.  Maintenance fee due
                   their Use as an Anti-Depressant Agent           11/04/97       07/25/00    January 25, 2004.

United States      Tetracycline Derivatives for Testing an        60/327,502                  Pending.    Utility appln. And
Provisional        Antibiotic/Antibacterial Agents and MMP         10/05/01                   foreign appln. instructions due
                   Inhibitors                                                                 no later than October 5, 2002.

United States      Tri-Tetra penta and polypeptides and their     10/122,246     6,767,897    Granted.
                   use as anti-depressant agents                   04/11/02       07/27/04

Australia          Tri-, Tetra-, Penta-, and Polypeptides and      28139/95        685292     Granted.
                   their Use as an Anti-Depressant Agent           05/02/95       08/06/98

Austria            Tri-, Tetra-, Penta-, and Polypeptides and                    AT258061T    Granted.
                   their Use as an Anti-Depressant Agent

Canada             Tri-, Tetra-, Penta-, and Polypeptides and     2,189,145                   Pending.
                   their Use as an Anti-Depressant Agent           05/02/95

Canada             Peptides and Peptidomimetrics Inhibiting the   2,232,750                   Pending
                   Oncogenic Action of P21 RAS                     09/20/96

China              Tri-, Tetra-, Penta-, and Polypeptides and     95193885.1                  Pending.
                   their Use as an Anti-Depressant Agent           05/02/95

Denmark            ---                                                           DK759772T    Granted.

European Patent    Tri-, Tetra-, Penta-, and Polypeptides and    95 92 3659.7    EP0759772    Granted.
Convention         their Use as an Anti-Depressant Agent           05/02/95       01/21/04

European Patent    New Therapeutic Uses of Tri-, Tetra-,          03724013.2                  Pending.
Convention         Penta-, and Polypeptides                        04/10/03

Finland            Tri-, Tetra-, Penta-, and Polypeptides and         FI                      Pending.
                   their Use as an Anti-Depressant Agent            964363
                                                                   05/02/95

France             Tri-, Tetra-, Penta-, and Polypeptides and    95 92 3659.7    EP0759772    Granted.
                   their Use as an Anti-Depressant Agent           05/02/95       01/21/04

                                                                      Schedule A
                                                to the Patent Security Agreement

                                                                 SERIAL  NO.    PATENT NO.
COUNTRY            TITLE                                         FILING DATE    ISSUE DATE    CURRENT STATUS
============================================================================================================================
Germany            Tri-, Tetra-, Penta-, and Polypeptides and                   DE69532470.5  Granted.
                   their Use as an Anti-Depressant Agent

India              Tri-, Tetra-, Penta-, and Polypeptides and      786CAL96                   Granted
                   their Use as an Anti-Depressant Agent           05/01/96
                                                                                              August 28, 2001.

India              A Method of Making Substituted Pentapeptide    199CAL2001                  Pending.  Awaiting current
Divisional Appln.  with Antidepressant Activity                    04/04/01                   status.

India              A Method of Making Substituted Pentapeptide    198CAL2001                  Pending.  Awaiting current
Divisional Appln.  with Antidepressant Activity                    04/04/01                   status.

India              Tri-, Tetra-, Penta-, and Polypeptides and      237CAL20                   Pending.  Awaiting current
Divisional Appln.  their Use as an Anti-Depressant Agent           04/20/01                   status.

India              Tri-, Tetra-, Penta-, and Polypeptides and      Unknown                    Pending. Awaiting current
Divisional Appln.  their Use as an Anti-Depressant Agent           09/06/01                   status.


Indonesia          Tri-, Tetra-, Penta-, and Polypeptides and      P-952622                   Pending.
                   their Use as an Anti-Depressant Agent           12/08/95

Intl.              Elcatonin Sustained Release Compositions        95/17059                   Complete
                                                                   12/29/95

Intl.              Peptidomimetics for the Treatment of HIV        97/03072                   Complete
                   Infection                                       02/27/97

Intl.              Peptide and Peptidomimetic Inhibitors of        96/15098                   Complete
                   Oncogenic P21 RAS                               09/20/96

Intl.              Method for Treatment of Pain                    96/05372                   Complete
                                                                   04/18/96

Japan              Tri-, Tetra-, Penta-, and Polypeptides and    529076/1995                  Pending.  Awaiting results of
                   their Use as an Anti-Depressant Agent           05/02/95                   examination request.

Malaysia           Tri-, Tetra-, Penta-, and Polypeptides and    PI 95003240                  Allowed
                   their Use as an Anti-Depressant Agent           05/02/95
                                                                                              February 11, 2002.

Norway             Tri-, Tetra-, Penta-, and Polypeptides and    PI 996 4561                  Pending.
                   their Use as an Anti-Depressant Agent           05/02/95

Russian Federation Tri-, Tetra-, Penta-, and Polypeptides and     96 123 269     2,182,910    Granted.
                   their Use as an Anti-Depressant Agent           12/04/96       08/28/01

Taiwan             Tri-, Tetra-, Penta-, and Polypeptides and      84111543                   Allowed October 11, 2002.
                   their Use as an Anti-Depressant Agent           11/01/95                   Awaiting updated status.

United Kingdom     Tri-, Tetra-, Penta-, and Polypeptides and    95 92 3659.7    EP0759772    Granted.
                   their Use as an Anti-Depressant Agent           05/02/95       01/21/04
===============================================================================================================================

                                 EXHIBIT A
                                 ---------

                              ASSIGNMENT OF PATENTS
                              ---------------------

                WHEREAS, INNAPHARMA, INC., a corporation organized and existing under the laws of the State of Delaware, having a place of business at 1 Maynard Drive, Suite 205, Park Ridge, New Jersey 07656, and TETRAGENEX PHARMACEUTICALS, INC., a corporation organized and existing under the laws of the State of Delaware, having a place of business at 1 Maynard Drive, Suite 205, Park Ridge, New Jersey 07656 (together the "ASSIGNORS"), are the owners of the patents identified on ANNEX A hereto (the "PATENTS"); and

                WHEREAS, _____________________________________, having a place of business at _______________________________________________________ (the
"ASSIGNEE"), is desirous of acquiring the Patents;

                WHEREAS, the Assignors and KBC Bank N.V., as administrative agent for the Secured Parties (as defined therein) have entered into that certain Patent Security Agreement, dated as of October 25, 2004 (as may be amended, the "SECURITY AGREEMENT");

                NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Assignors do hereby agree as follows:

        1.      DEFINITIONS.

                (a) TERMS DEFINED IN THE SECURITY AGREEMENT AND THE NOTE. All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Security Agreement and, if not therein defined in the Note.

                (b) CERTAIN DEFINED TERMS. As used in this Assignment of Patents, the following terms shall have the following meanings:

                "ISSUED PATENTS" means all present or, to the extent pertaining to any compound or other technology developed by either Assignor on or prior to October 25, 2004, future letters patent of the United States or any other country or group of countries or any political subdivision of any of the foregoing, all reissues and extensions thereof and all divisions, continuations and continuations-in-part thereof, including any of the foregoing referred to in ANNEX A.

                "PATENT APPLICATIONS" means all present or, to the extent pertaining to any compound or other technology developed by either Assignor on or prior to October 25, 2004, future applications for letters patent of the United States or any other country or group of countries or any political subdivision of any of the foregoing, including any of the foregoing referred to in ANNEX A.

                "PATENT LICENSES" means all agreements, (whether or not in writing), providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by any Issued Patent, Patent Application or Patent Right.

                "PATENT RIGHTS" means any and all past, present or future rights in, to and associated with the Issued Patents, Patent Applications and, to the extent pertaining to any compound or other technology developed by either Assignor on or prior to October 25, 2004, other rights of inventions throughout the world, whether arising under federal law, state law, common law, foreign law or otherwise, including the following: (a) all rights issuing from any provisional, divisional, renewal, substitute, continuation, reexamination and reissue applications based in whole or in part on the Issued Patents and Patent Applications; (b) all Patent Licenses and all income and royalties with respect thereto; (c) the right (but not the obligation) to register claims under any state, federal or foreign patent law or regulation; (d) the right (but not the obligation) to sue in the name of any Grantor or the Administrative Agent for any and all past, present and future infringements of or any other damages or injury to Issued Patents or rights under Patent Licenses, and the rights to damages or profits due or accrued arising out of or in connection with any such past, present or future infringement, damage or injury; (e) the right (but not the obligation) to apply for and prosecute Patent Applications in the name of any Grantor or the Administrative Agent and to take any and all actions necessary or appropriate to maintain such applications in effect, and (f) all proceeds of the foregoing.

        2.      ASSIGNMENT.

                (a) Each Grantor grants, assigns, transfers, conveys and sets over to the Assignee such Grantor's entire right, title and interest in and to the Patents, together with (i) the issued patents and patent applications identified on ANNEX A attached hereto and incorporated herein by reference (including any provisional, divisional, renewal, substitute, continuation, reexamination and reissue applications based in whole or in part on any said patent or patent applications) and (ii) the right to sue and recover for, and the right to profits or damages due or accrued arising out of or in connection with, any and all past, present or future infringements of or damage or injury to the Patents or such associated goodwill.

                (b) This Assignment of Patents is intended to and shall take effect at such time as the Assignee shall complete this instrument by signing its acceptance of this Assignment of Patents below.

                         [SIGNATURES BEGIN ON NEXT PAGE]

                IN WITNESS WHEREOF, Assignor, by its duly authorized officer, has executed this assignment, on this ___ day of October, 2004.



                                        INNAPHARMA, INC., as Assignor



                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:




State of ____________        )
                             ) ss.:
County of ____________       )

                On the __ day of ____________, in the year 2004 before me, the undersigned, personally appeared _________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, such individual, and the entity upon behalf of which the individual acted, executed the instrument.


-----------------------------
        Notary Public


Commission Expires ____ day of ____, 20__.


                                      S-1
                             [Assignment of Patents]

                IN WITNESS WHEREOF, Assignor, by its duly authorized officer, has executed this assignment, on this ___ day of October, 2004.



                                        TETRAGENEX PHARMACEUTICALS,
                                        INC., as Assignor



                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:




State of ____________        )
                             ) ss.:
County of ____________       )

                On the __ day of ____________, in the year 2004 before me, the undersigned, personally appeared _________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, such individual, and the entity upon behalf of which the individual acted, executed the instrument.



-----------------------------
        Notary Public


Commission Expires ____ day of ____, 20__.


                                      S-2
                             [Assignment of Patents]

        The foregoing assignment of the Patents by the Assignor to the Assignee is hereby accepted as of the ___ day of ________, 20__.




                                        _____________, as Assignee



                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:




State of ____________        )
                             ) ss.:
County of ____________       )

                On the __ day of ____________, in the year 20__ before me, the undersigned, personally appeared _________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, such individual, and the entity upon behalf of which the individual acted, executed the instrument.



-----------------------------
        Notary Public


Commission Expires ____ day of ____, 20__.


                                      S-3
                             [Assignment of Patents]